EXHIBIT 99.1

FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
FIRST-QUARTER 2006 FINANCIAL RESULTS
BRISTOL, TENNESSEE, May 9, 2006 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues increased 31% to $484 million during the first quarter ended March 31, 2006, compared to $369 million in the first quarter of 2005. Including special items, which primarily consist of an $85 million, or $53 million net of tax, in-licensing charge related to Arrow International Limited discussed below, net earnings decreased 28% to $51 million and diluted earnings per share decreased 28% to $0.21 during the first quarter ended March 31, 2006, compared to net income of $70 million and diluted earnings per share of $0.29 in the same period of the prior year. Excluding special items, net earnings increased 40% to $106 million and diluted earnings per share increased 42% to $0.44 during the first quarter ended March 31, 2006, compared to net earnings of $76 million and diluted earnings per share of $0.31 in the first quarter of 2005.
Brian A. Markison, President and Chief Executive Officer of King, stated, “We are very pleased with the Company’s financial results for the first quarter of 2006. These results reflect the continued successful execution of our strategy, including the delivery of significant revenues from operations, the utilization of business development to enhance our cardiovascular franchise with the in-licensing of novel formulations of Altace® (ramipril), and the expansion of the number of late-stage clinical development programs that enhance our prospects for future growth.”
Net revenue from branded pharmaceuticals totaled $418 million for the first quarter of 2006, a 30% increase from $322 million during the first quarter of 2005. This increase was primarily due to the effect of last year’s wholesale inventory reductions of some of the Company’s branded pharmaceutical products.
Altace® net sales totaled $159 million during the first quarter of 2006, an increase of 85% from $86 million during the first quarter of 2005.
Net sales of Skelaxin® (metaxalone) totaled $99 million during the first quarter of 2006, an increase of 37% compared to $72 million during the same period of the prior year.
Thrombin-JMI® (thrombin, topical, bovine, USP) net sales totaled $58 million during the first quarter of 2006, an 8% decrease from $63 million during the first quarter of 2005.
Net sales of Sonata® (zaleplon) totaled $21 million during the first quarter of 2006, an increase of 9% compared to $20 million during the first quarter of the prior year.
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Levoxyl® (levothyroxine sodium tablets, USP) net sales decreased to $31 million during the first quarter ended March 31, 2006 from $40 million during the first quarter of 2005.
King’s Meridian Medical Technologies business contributed revenue totaling $41 million during the first quarter of 2006, an increase of 78% from $23 million during the same period of the prior year.
Royalty revenues, derived primarily from Adenoscan® (adenosine), totaled $20 million during the first quarter ended March 31, 2006, compared to $18 million during the first quarter of 2005. During the first quarter ended March 31, 2006, net revenue from contract manufacturing equaled $6 million.
As of March 31, 2006, the Company’s cash and cash equivalents and investments in debt securities totaled approximately $814 million.
Conference Call Information
King will conduct a conference call today to discuss the Company’s first quarter 2006 results and other matters pertaining to its business. Interested persons may listen to the conference call on Tuesday, May 9, 2006, at 1:00 p.m., E.D.T. by one of the following means:
Internet Webcast
Click the following link to register and then join the live event with the same URL:
http://www.kingpharm.com/web_casts.asp
Telephone Audio Conference
Call in to the telephone conference up to 15 minutes early:

Toll free in the United States	800-374-0113
Outside the US	706-758-9607
Can’t Make the Live Event? Listen “On-Demand”
If you are unable to participate during the live event, the call will be archived on King’s web site www.kingpharm.com/web_casts.asp for not less than 14 days following the call. A replay of the conference call will also be available for not less than five days following the call by dialing 800-642-1687 (US only) or 706-645-9291 (international), passcode 8823517.
About Special Items
Under Generally Accepted Accounting Principles (“GAAP”), “net earnings” and “diluted earnings per share” include special items. In addition to the results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the first quarters ended March 31, 2006 and 2005, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and
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development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King’s management. A reconciliation of non-GAAP financial measures referenced herein and King’s financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the Company’s planned conference call to discuss its first-quarter 2006 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on King’s ability to conduct its webcast as currently planned on May 9, 2006. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2005, which is on file with the U.S. Securities and Exchange Commission (“SEC”). King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
# # #
Contacts:
James E. Green, Executive Vice President, Corporate Affairs — 423-989-8125
David E. Robinson, Senior Director, Corporate Affairs — 423-989-7045
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uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on King’s ability to conduct its webcast as currently planned on May 9, 2006. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2005, which is on file with the U.S. Securities and Exchange Commission (“SEC”). King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
# # #
Contacts:
James E. Green, Executive Vice President, Corporate Affairs — 423-989-8125
David E. Robinson, Senior Director, Corporate Affairs — 423-989-7045
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KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$328,298	$30,014
Investments in debt securities	486,154	494,663
Restricted cash	—	130,400
Accounts receivable, net	268,336	223,581
Inventories	217,256	228,063
Deferred income tax assets	75,570	81,777
Prepaid expenses and other current assets	82,041	59,291

Total current assets	1,457,655	1,247,789

Property, plant and equipment, net	302,162	302,474
Intangible assets, net	972,395	967,194
Goodwill	121,152	121,152
Deferred income tax assets	265,729	231,032
Marketable securities	15,494	18,502
Other assets	82,560	77,099

Total assets	$3,217,147	$2,965,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,369	$84,539
Accrued expenses	440,512	519,620
Income taxes payable	74,959	22,301
Current portion of long-term debt	180,000	345,000

Total current liabilities	764,840	971,460

Long-term debt	400,000	—
Other liabilities	19,857	20,360

Total liabilities	1,184,697	991,820

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 300,000,000 shares authorized, 242,197,054 and 241,802,724 shares issued and outstanding, respectively	1,224,095	1,213,482
Retained earnings	805,630	754,953
Accumulated other comprehensive income	2,725	4,987

Total shareholders’ equity	2,032,450	1,973,422

Total liabilities and shareholders’ equity	$3,217,147	$2,965,242

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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
REVENUES:
Total revenues	$484,235	$368,625

OPERATING COSTS AND EXPENSES:
Cost of revenues, exclusive of depreciation and amortization shown below	92,404	73,798
Excess purchase commitment	—	(1,582)

Total cost of revenues	92,404	72,216

Selling, general and administrative, exclusive of co-promotion fees	102,075	89,198
Special legal and professional fees	2,979	3,652
Mylan transaction costs	—	3,277
Co-promotion fees	65,289	34,655

Total selling, general, and administrative expense	170,343	130,782

Depreciation and amortization	34,365	41,426
Research and development	29,882	11,472
Research and development-In-process upon acquisition	85,000	—
Restructuring charges	—	2,023
Gain on sale of products	—	(847)

Total operating costs and expenses	411,994	257,072

OPERATING INCOME	72,241	111,553
OTHER INCOME (EXPENSE):
Interest expense	(2,984)	(2,701)
Interest income	5,960	2,277
Loss on investment	—	(6,853)
Gain on early extinguishment of debt	1,022	—
Other, net	(510)	(249)

Total other income (expense)	3,488	(7,526)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	75,729	104,027
Income tax expense	24,894	36,922

INCOME FROM CONTINUING OPERATIONS	50,835	67,105

DISCONTINUED OPERATIONS
(Loss) income from discontinued operations	(247)	4,682
Income tax (benefit) expense	(89)	1,732

Total (loss) income from discontinued operations	(158)	2,950

NET INCOME	$50,677	$70,055

Basic net income per common share	$0.21	$0.29

Diluted net income per common share	$0.21	$0.29

Shares used in basic net income per share	242,022	241,724
Shares used in diluted net income per share	242,581	241,803
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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING SPECIAL ITEMS — NON GAAP
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
REVENUES:
Total revenues	$484,235	$368,625

OPERATING COSTS AND EXPENSES:
Cost of revenues, exclusive of depreciation and amortization shown below	92,404	73,798

Selling, general and administrative, exclusive of co-promotion fees	102,075	89,198
Co-promotion fees	65,289	34,655

Total selling, general, and administrative expense	167,364	123,853

Depreciation and amortization	34,365	41,426
Research and development	29,882	11,472

Total operating costs and expenses	324,015	250,549

OPERATING INCOME	160,220	118,076
OTHER INCOME (EXPENSE):
Interest expense	(2,984)	(2,701)
Interest income	5,960	2,277
Other, net	(510)	(249)

Total other income (expense)	2,466	(673)

INCOME BEFORE INCOME TAXES	162,686	117,403
Income tax expense	56,457	41,326

NET INCOME	$106,229	$76,077

Basic net income per common share	$0.44	$0.31

Diluted net income per common share	$0.44	$0.31

Shares used in basic net income per share	242,022	241,724
Shares used in diluted net income per share	242,581	241,803
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KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share data)
     The following tables reconcile Non-GAAP measures to amounts reported under GAAP:

	Three Months Ended March 31, 2006
	(Unaudited)	EPS
Net income, excluding special items	$106,229
Diluted income per common share, excluding special items		$0.44
SPECIAL ITEMS:
Special legal and professional fees (selling, general, and administrative)	(2,979)	(0.01)
In-process research and development (other operating costs and expenses)	(85,000)	(0.35)
Gain on early extinguishment of debt (other income (expense))	1,022	0.00
(Loss) from discontinued operations	(247)	(0.00)
Income tax benefit from special items	31,652	0.13

Net income	$50,677

Diluted income per common share, as reported under GAAP		$0.21

	Three Months Ended March 31, 2005
	(Unaudited)	EPS
Net income, excluding special items	$76,077
Diluted income per common share, excluding special items		$0.31
SPECIAL ITEMS:
Excess purchase commitment (cost of goods sold)	1,582	0.01
Special legal and professional fees (selling, general, and administrative)	(3,652)	(0.01)
Mylan transaction costs (selling, general, and administrative)	(3,277)	(0.01)
Restructuring charges (other operating costs and expenses)	(2,023)	(0.01)
Gain on sale of products (other operating costs and expenses)	847	0.00
Loss on investment (other income (expense))	(6,853)	(0.03)
Income from discontinued operations	4,682	0.02
Income tax benefit from special items	2,672	0.01

Net income	$70,055

Diluted income per common share, as reported under GAAP		$0.29

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KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE FIRST QUARTER ENDED MARCH 31, 2006
AND THE FIRST QUARTER ENDED MARCH 31, 2005
King recorded special items during the first quarter ended March 31, 2006 resulting in a net charge of $87.2 million, or $55.6 million net of tax. More specifically, special items during the first quarter of 2006 include the following:
•	an $85.0 million charge related to acquired in-process research and development associated with King’s entry into a strategic collaboration with Arrow and certain of its affiliates to commercialize novel formulations of Altace®;

•	a $3.0 million charge primarily for professional fees associated with the OIG and SEC inquiries;

•	a $0.2 million charge related to discontinued operations; and

•	a $1.0 million gain associated with the Company’s repurchase of a portion of its $345 million of 2 3/4% Convertible Debentures due November 15, 2021.
During the three months ended March 31, 2005, King recorded special items resulting in a net charge of $8.7 million, or $6.0 million net of tax, primarily due to a charge to reflect a decline in the fair value of the Company’s equity investment in Novavax, Inc., which the Company has since divested.
EXECUTIVE OFFICES
KING PHARMACEUTICALS
501 FIFTH STREET, BRISTOL, TENNESSEE 37620